Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of the Blackman Kallick, LLP report dated March 23, 2012 with respect to the consolidated financial statements and schedules, which appear in Universal Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the U.S. Securities and Exchange Commission; and to the reference to us as “Experts” in this Registration Statement. Blackman Kallick, LLP merged into Plante & Moran, PLLC effective July 1, 2012.

/s/ Plante & Moran, PLLC

December 14, 2012